UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2018

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

The disclosure set forth in Item 1.02 of this report is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

On December 11, 2018, Protective Life Corporation (“PLC”) and Protective Life Insurance Company (“Protective Life”), a wholly-owned subsidiary of PLC, entered into a Termination and Release Agreement (the “Termination Agreement”) with Wachovia Development Corporation (“Wachovia”); SunTrust Bank, Citibank, N.A., and Wells Fargo Bank, National Association (the “Lease Participants); and Wells Fargo Bank, National Association, as administrative agent for Wachovia and the Lease Participants (“Wells Fargo” and, together with Wachovia and the Lease Participants, the “Financing Parties”), whereby Protective Life agreed to exercise its right under the terms of that certain Second Amended and Restated Lease Agreement, dated as of December 19, 2013, between Wachovia and Protective Life (the “Lease”), to purchase the office building contiguous to its home office and an adjacent parking deck (the “Facility”).

Under the terms of the Termination Agreement, Protective Life will purchase the Facility on December 19, 2018 (the expiration date of the Lease) for approximately $75.1 million (the “Lease Facility Payoff Amount”) plus Wells Fargo’s attorneys’ fees in connection with the transaction (the “Attorneys’ Fees” and, together with the Lease Facility Payoff Amount, the “Purchase Price”).  The Lease Facility Payoff Amount is based on the principal balance of the $75 million financing provided under the terms of the Lease to construct the Facility plus the unpaid yield on the Financing Parties’ investment.

Additionally, pursuant to the terms of the Termination Agreement, the following agreements (collectively, the “Operative Documents”) will be automatically terminated upon payment by Protective Life of the Lease Facility Payoff Amount and the portion of the Attorneys’ Fees invoiced on or prior to December 17, 2018:  (i) the Lease; (ii) that certain Second Amended and Restated Investment and Participation Agreement dated as of December 19, 2013, by and among Protective Life and the Financing Parties (the “Investment Agreement”); (iii) that certain Second Amended and Restated Guaranty dated December 19, 2013, by PLC, as guarantor, in favor of Wachovia (the “Guaranty”); and (iv) any other agreements or instruments previously entered into by PLC or Protective Life in connection with the Lease, the Investment Agreement and the Guaranty.  However, Protective Life and PLC will continue to be obligated for any reasonable unpaid Attorneys’ Fees incurred by Wells Fargo in connection with Termination Agreement and for any obligations or liabilities of Protective Life that arose under the terms of the Lease not otherwise satisfied upon payment of the Purchase Price.  Further, Protective Life, PLC and the Financing Parties will each continue to remain responsible for their respective obligations that expressly survive termination under the terms of the Operative Documents.

The foregoing description of the Termination Agreement is not complete and is qualified in its entirety by reference to the Termination Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description of Exhibit
10.1

Termination and Release Agreement among Protective Life Corporation, Protective Life Insurance Company, Wachovia Development Corporation, Wells Fargo Bank, National Association, SunTrust Bank and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/ Paul R. Wells
Paul R. Wells
Senior Vice President, Chief Accounting Officer and Controller

Dated: December 17, 2018